Exhibit 20.7
Page 1 of 3
                    Navistar Financial 1998 - A Owner Trust
                        For the Month of December 1998
                     Distribution Date of January 15, 1999
                            Servicer Certificate #8

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $405,277,347.39
Beginning Pool Factor                                         0.809155875

Principal and Interest Collections:
     Principal Collected                                   $11,821,404.92
     Interest Collected                                     $3,155,293.12

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $344,118.82
Total Additional Deposits                                     $344,118.82

Repos / Chargeoffs                                            $812,876.15
Aggregate Number of Notes Charged Off                                 104

Total Available Funds                                      $15,179,908.28

Ending Pool Balance                                       $392,783,974.90
Ending Pool Factor                                              0.7842123

Servicing Fee                                                 $337,731.12

Repayment of Servicer Advances                                $140,908.58

Reserve Account:
     Beginning Balance  (see Memo Item)                    $21,676,334.15
     Target Percentage                                               5.25%
     Target Balance                                        $20,621,158.68
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($1,055,175.47)
     Ending Balance                                        $20,621,158.68

Current Weighted Average APR:                                       9.482%
Current Weighted Average Remaining Term (months):                   43.67

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $2,000,330.82      1,743
                                31 - 60 days            $508,220.72        429
                                60+  days               $170,602.94         92

     Total:                                           $2,679,154.48      1,744

     Balances:                  60+  days             $3,424,912.24         92

Memo Item - Reserve Account
     Prior Month                                     $21,277,060.74
+    Invest. Income                                      $58,482.92
+    Excess Serv.                                       $340,790.49
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $21,676,334.15

Exhibit 20.7
Page 2 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of December 1998

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $405,277,347.39
Ending Pool Balance                            $392,783,974.90

Collected Principal                             $11,680,496.34
Collected Interest                               $3,155,293.12
Charge - Offs                                      $812,876.15
Liquidation Proceeds / Recoveries                  $344,118.82
Servicing                                          $337,731.12
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $14,842,177.16

Beginning Balance                              $405,277,347.39     $391,092,523.14     $14,184,824.25

Interest Due                                     $2,008,014.18       $1,935,907.99         $72,106.19
Interest Paid                                    $2,008,014.18       $1,935,907.99         $72,106.19
Principal Due                                   $12,493,372.49      $12,056,104.45        $437,268.04
Principal Paid                                  $12,493,372.49      $12,056,104.45        $437,268.04

Ending Balance                                 $392,783,974.90     $379,036,418.69     $13,747,556.21
Note / Certificate Pool Factor                                              0.7842             0.7842
   (Ending Balance / Original Pool Amount)
Total Distributions                             $14,501,386.67      $13,992,012.44        $509,374.23

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $340,790.49
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $21,676,334.15
(Release) / Draw                                ($1,055,175.47)
Ending Reserve Acct Balance                     $20,621,158.68

Exhibit 20.7
Page 3 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of December 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                  4                  3                 2                   1
                                   Aug-98             Sep-98             Oct-98            Nov-98              Dec-98
Beginning Pool Balance        $459,034,334.29     $446,829,125.54    $432,013,776.99    $416,392,846.87    $405,277,347.39

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $1,103,290.85         $644,924.62      $1,056,920.96        $363,730.65        $812,876.15
    Recoveries                    $821,318.94         $528,631.29        $638,135.36        $730,241.38        $344,118.82

Total Charged Off (Months 5, 4, 3)                  $2,805,136.43
Total Recoveries (Months 3, 2, 1)                   $1,712,495.56
Net Loss / (Recoveries) for 3 Mos                   $1,092,640.87(a)

Total Balance (Months 5, 4, 3)                  $1,337,877,236.82(b)

Loss Ratio Annualized  [(a/b) * (12)]                     0.98004%

Trigger:  Is Ratio > 1.5%                                      No
                                                                         Oct-98            Nov-98              Dec-98

B)   Delinquency Trigger:                                              $2,837,240.02      $3,658,197.81      $3,424,912.24
     Balance delinquency 60+ days                                           0.65675%           0.87854%           0.84508%
     As % of Beginning Pool Balance                                         0.69264%           0.78510%           0.79346%
     Three Month Average

Trigger:  Is Average > 2.0%                                    No

C)   Noteholders Percent Trigger:                         4.11711%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer